Exhibit 99.1

Contact:
Investor Relations:
Nicole Gunderson
IR@mindbodyonline.com
888-782-7155
Media Contact:
Jennifer Saxon
jennifer.saxon@mindbodyonline.com
805-419-2839
MINDBODY Reports Fourth Quarter and Full Year 2017 Financial Results
Full Year Total Revenue Grows 31% Year over Year
Fourth Quarter Average Revenue Per Subscriber Grows 31% Year over Year
SAN LUIS OBISPO, Calif., February 21, 2018 (GLOBE NEWSWIRE)—MINDBODY, Inc. (NASDAQ: MB), the leading technology platform for the wellness services industry, today announced financial results for the fourth quarter and full year ended December 31, 2017.
“This was the most successful year in MINDBODY history,” said Rick Stollmeyer, co-founder and chief executive officer of MINDBODY. “Throughout 2017, our platform delivered strong growth in total sessions booked, payments volume, and direct consumer engagement. We also saw rapid expansion of promoted introductory offer purchases and impressive early adoption of dynamic pricing in Q4. These results all point to the growing momentum of our transaction-enabled marketplace, which focuses on adding the right customers to our platform and promoting their offerings to an ever larger consumer audience. In the year ahead, we will leverage this momentum and the acquisition of FitMetrix to further engage with the best customers and accelerate consumer adoption. Our purpose is connecting the world to wellness, and we intend to help more people live healthier, happier lives than ever before.”

“The fourth quarter underscored the ongoing success of our refined growth strategy, with consistent revenue growth, record ARPS growth and the best margins in our history,” said Brett White, chief operating officer and chief financial officer. “Our excellent unit economics and improving operating leverage enabled us to deliver positive non-GAAP net income for the fourth quarter and the full year, while still investing substantially in product and growth.”
Fourth Quarter 2017 Financial Results

•	Total revenue for the fourth quarter of 2017 was $49.7 million, a 30% increase year over year.

•	Subscription and services revenue for the fourth quarter of 2017 was $29.9 million, a 34% increase year over year.

•	Payments revenue for the fourth quarter of 2017 was $19.1 million, a 25% increase year over year.

•	GAAP net loss for the fourth quarter of 2017 was $(2.9) million, or $(0.06) per share, compared to a GAAP net loss for the fourth quarter of 2016 of $(3.9) million, or $(0.10) per share.

•	Non-GAAP net income[1] for the fourth quarter of 2017 was $1.7 million, or $0.03 per share, compared to a non-GAAP net loss for the fourth quarter of 2016 of $(1.6) million, or $(0.04) per share.

•	Adjusted EBITDA[1] for the fourth quarter of 2017 was $3.6 million, compared to Adjusted EBITDA for the fourth quarter of 2016 of $0.6 million.

Full Year 2017 Financial Results

•	Total revenue for the full year of 2017 was $182.6 million, a 31% increase year over year.

•	Subscription and services revenue for the full year of 2017 was $109.2 million, a 32% increase year over year.

•	Payments revenue for the full year of 2017 was $71.3 million, a 32% increase year over year.

•	GAAP net loss for the full year of 2017 was $(14.8) million, or $(0.33) per share, compared to a GAAP net loss of $(23.0) million, or $(0.58) per share for the full year 2016.

•	Non-GAAP net income[1] for the full year of 2017 was $0.7 million, or $0.02 per share, compared to a non-GAAP net loss of $(13.8) million, or $(0.35) per share for the full year 2016.

•	Adjusted EBITDA [1] for the full year of 2017 was $8.9 million, compared to an Adjusted EBITDA loss of $(4.8) million for the full year 2016.

Recent Business Highlights

•
Acquired FitMetrix in Q1 2018, which provides performance tracking integrations with fitness studio equipment and wearables, enabling fitness businesses to deliver a more immersive experience to their clients. Consumers in turn are able to reserve specific, integrated equipment while booking a class, gaining invaluable insights into their performance and progress.

•
Appointed Mark Baker as Chief Revenue Officer of MINDBODY. Baker will focus on aligning the customer facing teams and building sales strategies and structures that contribute to the company’s growth. Baker will report directly to MINDBODY President Mike Mansbach, and will oversee global sales, customer support and business development.

•	Named to Deloitte’s 2017 Technology Fast 500 for the sixth time.
Fourth Quarter Key Metrics
We regularly review the following key metrics to measure our performance, identify trends affecting our business, formulate financial projections, make strategic business decisions and assess working capital needs.

	As of and for the Quarter Ended December 31,
	2017	2016	YoY
Subscribers (end of period)	58,584	60,385	(3)%
Average monthly revenue per subscriber	$278	$212	31%
Payments volume (in billions)	$2.1	$1.7	23%
Dollar-based net expansion rate (end of period)	107%	108%

1    A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures is also included under the heading “Non-GAAP Financial Measures”.

Outlook

On January 1, 2018, MINDBODY adopted the new revenue recognition standard, ASC 606, using the modified retrospective method. The guidance below is provided utilizing ASC 606.
For the first quarter and full year 2018, MINDBODY expects to report:

•	Revenue for the first quarter of 2018 in the range of $53.0 million to $54.5 million, representing 26% to 29% growth over the first quarter of 2017.

•	Revenue for the full year of 2018 in the range of $230.0 million to $236.0 million, representing 26% to 29% growth over the full year of 2017.

•
Non-GAAP net income for the first quarter of 2018 in the range of $1.3 million to $2.3 million and diluted weighted average shares outstanding for the first quarter of approximately 50.1 million shares.

•	Non-GAAP net income for the full year of 2018 in the range of $9.0 million to $13.0 million and diluted weighted average shares outstanding for the full year of approximately 50.6 million shares.

The outlook for non-GAAP net income excludes estimates for, among others, stock-based compensation expense and amortization of acquired intangible assets. A reconciliation of these non-GAAP financial guidance measures to corresponding GAAP measures is not available on a forward-looking basis because we do not provide guidance on GAAP net loss, primarily as a result of the uncertainty regarding, and the potential variability of, stock-based compensation expense and amortization of acquired intangible assets. In particular, stock-based compensation expense is impacted by MINDBODY’s future hiring and retention needs, as well as the future fair market value of MINDBODY’s Class A common stock, all of which is difficult to predict and is subject to constant change. The actual amount of these expenses during 2018 will have a significant impact on MINDBODY’s future GAAP financial results. Accordingly, a reconciliation of the non-GAAP financial guidance measures to the corresponding GAAP measures is not available without unreasonable effort.
Quarterly Conference Call and Related Information
MINDBODY will discuss its quarterly results today at 1:30 p.m. PT (4:30 p.m. ET)

•	Dial in: To access the call, please dial (844) 494-0191, or outside the U.S. (508) 637-5581, with Conference ID# 2857818

•	at least five minutes prior to the 1:30 p.m. PT start time.

•
Webcast and Related Investor Materials: A live webcast and replay of the call, as well as related investor materials, will be available at http://investors.mindbodyonline.com/ under the Events and Presentations menu.

•
Audio replay: An audio replay will be available between 4:30 p.m. PT February 21, 2018 and 7:30 p.m. PT February 28, 2018 by calling (855) 859-2056 or (404) 537-3406 with Passcode 2857818. The replay will also be available at investors.mindbodyonline.com.

About MINDBODY

MINDBODY, Inc. (NASDAQ: MB) is the leading technology platform for the wellness services industry. Local wellness entrepreneurs worldwide use MINDBODY’s integrated software and payments platform to run, market and build their businesses. Consumers use MINDBODY to more easily find, engage and transact with wellness providers in their local communities. For more information on how MINDBODY is helping people lead healthier, happier lives by connecting the world to wellness, visit mindbodyonline.com.

© 2018 MINDBODY, Inc. All rights reserved. MINDBODY, the Enso logo and Connecting the World to Wellness are trademarks or registered trademarks of MINDBODY Inc. in the United States and/or other countries. Other company and product names may be trademarks of the respective companies with which they are associated.

Forward Looking Statements

This press release and the accompanying conference call contain forward-looking statements including, among others, current estimates of first quarter and full year 2018 revenue, non-GAAP net income, and diluted weighted average shares outstanding; leveraging momentum in the business and the acquisition of FitMetrix to further engage with customers and accelerate consumer adoption and engagement; further ramping investments in 2018 in product and marketing to drive future growth of the two-sided marketplace; 2018 consumer development roadmap, including the timing of the release of the redesigned MINDBODY app and a web version of the MINDBODY App, extending promoted offers capability worldwide, and expanding consumer partnerships; plans to expand adoption of FitMetrix and accelerate the development of workout innovations; plans for the new software packages; expectations of the impact of ASC 606 on 2018 revenue; and the impact of FitMetrix on first quarter 2018 revenue and first half of 2018 bottom line.

These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: continued market acceptance of our platform; engagement of our customers and consumers; our ability to continue to successfully develop new products and enhance our existing products to meet the needs of our customers and consumers; the return on our strategic investments; our ability to successfully integrate FitMetrix on our platform; execution of our plans and strategies, including with respect to consumer development, pricing, dynamic pricing, mobile products and features and the MINDBODY Network; any failure of our security measures, including the risk that such measures may be insufficient to secure our customer and consumer data adequately or that we may become subject to attacks that degrade or deny the ability of our customers and consumers to access our platform; our ability to grow and develop our payment processing activities; our ability to timely and effectively scale and adapt our existing technology and network infrastructure to ensure that our solutions are accessible at all times with short or no perceptible load times; our ability to maintain our rate of revenue growth and manage our expenses and investment plans; any decrease in customer demand for our software products, features and/or service offerings; changes in privacy or other regulations that could impact our ability to serve our customers and consumers or adversely impact our monetization efforts; increasing competition; our ability to manage our growth, including internationally; our ability to recruit and retain employees; general economic, market and business conditions; and the risks described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on March 1, 2017 and the risks described under the heading “Risk Factors” in our subsequent Quarterly Reports on Form 10-Q, which should be read in conjunction with our financial results and forward-looking statements and are available on the SEC Filings section of the Investor Relations page of our website at http://investors.mindbodyonline.com/.
All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.
Non-GAAP Financial Measures
In this press release, MINDBODY has provided financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). We disclose the following historical non-GAAP financial measures in this press release: Adjusted EBITDA, non-GAAP net income (loss), and non-GAAP net income (loss) per share. We use these non-GAAP financial measures internally in analyzing our financial results and evaluating our ongoing operational performance. We believe that these non-GAAP financial measures provide an additional tool for investors to use in understanding and evaluating ongoing operating results and trends in the same manner as our management and board of directors. Our use of these non-GAAP financial measures has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under GAAP. Because of these and other limitations, you should consider these non-GAAP financial measures along with other GAAP-based financial performance measures, including various cash flow metrics, net loss, and our GAAP financial results. We have provided a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Adjusted EBITDA
We define Adjusted EBITDA as our net loss before stock-based compensation expense, depreciation and amortization, provision for income taxes, and other expense, net, which consisted of interest income (expense), net, and other income (expense), net.
We have provided below a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure. We have presented Adjusted EBITDA in this press release because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short and long-term operational plans. In particular, we believe that the exclusion of the amounts eliminated in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Adjusted EBITDA has a number of limitations, including the following: (1) although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; (2) Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs, the potentially dilutive impact of stock-based compensation, or tax payments that may represent a reduction in cash available to us; and (3) other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces its usefulness as a comparative measure.
Non-GAAP net income (loss) and non-GAAP net income (loss) per share
We define non-GAAP net income (loss) as the respective GAAP balance attributable to common stockholders adjusted for: (1) stock-based compensation expense and (2) amortization of acquired intangible assets. Non-GAAP net income per share is calculated as non-GAAP net income divided by the diluted weighted-average shares outstanding. Non-GAAP net loss per share, is calculated as non-GAAP net loss divided by the weighted-average shares outstanding. These non-GAAP financial measures have a number of limitations, including the following: these non-GAAP financial measures exclude stock-based compensation expense, which has been and will continue to be for the foreseeable future a significant recurring expense in MINDBODY’s business; and other companies, including companies in our industry, may exclude different non-recurring items in their calculation of these non-GAAP financial measures, which reduces their usefulness as a comparative measure.

###

MINDBODY, INC.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)
(Unaudited)

	December 31,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$232,019	$85,864
Accounts receivable	10,917	9,129
Prepaid expenses and other current assets	5,612	3,702
Total current assets	248,548	98,695
Property and equipment, net	32,871	33,084
Intangible assets, net	7,377	2,047
Goodwill	11,583	9,039
Other noncurrent assets	934	650
TOTAL ASSETS	$301,313	$143,515

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$7,448	$4,827
Accrued expenses and other liabilities	13,099	10,470
Deferred revenue, current portion	6,318	4,859
Other current liabilities	1,828	581
Total current liabilities	28,693	20,737
Deferred revenue, noncurrent portion	3,201	3,269
Deferred rent, noncurrent portion	1,966	1,387
Financing obligation on leases, noncurrent portion	14,932	15,450
Other noncurrent liabilities	585	1,016
Total liabilities	49,377	41,859
Stockholders' equity:
Class A common stock, par value of $0.000004 per share; 1,000,000,000 shares authorized, 43,041,405 and 30,820,502 shares issued and outstanding as of December 31, 2017 and 2016, respectively.	1	—
Class B common stock, par value of $0.000004 per share; 100,000,000 shares authorized, 3,901,966 and 9,777,757 shares issued and outstanding as of December 31, 2017 and 2016, respectively.	—	—
Additional paid-in capital	454,196	289,317
Accumulated other comprehensive loss	(108)	(300)
Accumulated deficit	(202,153)	(187,361)
Total stockholders' equity	251,936	101,656
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$301,313	$143,515

MINDBODY, INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenue(1)	$49,693	$38,191	$182,626	$139,021
Cost of revenue(2)	13,990	11,423	51,870	43,080
Gross profit	35,703	26,768	130,756	95,941
Operating expenses:
Sales and marketing(2)	19,615	14,926	71,825	56,460
Research and development(2)	9,384	7,558	35,810	30,316
General and administrative(2)	9,664	7,947	37,471	30,497
Total operating expenses	38,663	30,431	145,106	117,273
Loss from operations	(2,960)	(3,663)	(14,350)	(21,332)
Interest income (expense), net	234	(258)	109	(1,123)
Other income (expense), net	(328)	23	(384)	(203)
Loss before provision for income taxes	(3,054)	(3,898)	(14,625)	(22,658)
Provision for income taxes	(176)	42	167	321
Net loss	$(2,878)	$(3,940)	$(14,792)	$(22,979)
Net loss per share, basic and diluted	$(0.06)	$(0.10)	$(0.33)	$(0.58)
Weighted-average shares used to compute net loss per share, basic and diluted	46,783	40,521	44,309	39,913

(1) Total revenue by category is presented below:	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenue:
Subscription and services	$29,946	$22,365	$109,174	$82,919
Payments	19,108	15,268	71,263	53,808
Product and other	639	558	2,189	2,294
Total revenue	$49,693	$38,191	$182,626	$139,021

(2) Stock-based compensation expense included above was as follows:
	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Cost of revenue	$420	$244	$1,334	$910
Sales and marketing	859	423	2,872	2,059
Research and development	1,190	515	3,864	1,971
General and administrative	1,707	975	6,031	3,823
Total stock-based compensation expense	$4,176	$2,157	$14,101	$8,763

MINDBODY, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Year Ended December 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(14,792)	$(22,979)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation expense	14,101	8,763
Depreciation and amortization	9,150	7,755
Other	342	265
Changes in operating assets and liabilities net of effects of acquisitions:
Accounts receivable	(1,739)	(2,561)
Prepaid expenses and other current assets	(1,871)	(638)
Other assets	(277)	(132)
Accounts payable	1,965	92
Accrued expenses and other liabilities	2,307	2,631
Deferred revenue	1,351	2,775
Deferred rent	573	133
Net cash provided by (used in) operating activities	11,110	(3,896)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(6,850)	(8,591)
Additions to internally developed software	(1,963)	—
Acquisition of business	(1,700)	(4,138)
Net cash used in investing activities	(10,513)	(12,729)
CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from follow-on public offering	134,266	—
Proceeds from exercise of equity awards	10,040	6,626
Proceeds from employee stock purchase plan	3,238	3,040
Payment related to shares withheld for taxes	(1,704)	—
Repayment on financing and capital lease obligations	(511)	(466)
Other	(33)	(33)
Net cash provided by financing activities	145,296	9,167
Effect of exchange rate changes on cash and cash equivalents	262	(83)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	146,155	(7,541)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	85,864	93,405
CASH AND CASH EQUIVALENTS, END OF PERIOD	$232,019	$85,864

Reconciliation of Adjusted EBITDA:
	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016

	(in thousands)
Net loss	$(2,878)	$(3,940)	$(14,792)	$(22,979)
Stock-based compensation expense	4,176	2,157	14,101	8,763
Depreciation and amortization	2,414	2,084	9,150	7,755
Provision for income taxes	(176)	42	167	321
Other expense, net	94	235	275	1,326
Adjusted EBITDA	$3,630	$578	$8,901	$(4,814)

Reconciliation of net income (loss):
	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016

	(in thousands)
GAAP net loss attributable to common stockholders	$(2,878)	$(3,940)	$(14,792)	$(22,979)
Stock-based compensation expense	4,176	2,157	14,101	8,763
Amortization of acquired intangible assets	410	165	1,401	426
Non-GAAP net income (loss)	$1,708	$(1,618)	$710	$(13,790)

Reconciliation of net income (loss) per share:
	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
GAAP net loss per share attributable to common stockholders, basic and diluted:	$(0.06)	$(0.10)	$(0.33)	$(0.58)
Non-GAAP adjustments to net loss per share	0.10	0.06	0.35	0.23
Non-GAAP adjustments to weighted-average shares used to compute net loss per share	(0.01)	—	—	—
Non-GAAP net income (loss) per share	$0.03	$(0.04)	$0.02	$(0.35)

Reconciliation of weighted-average shares:
	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016

	(in thousands)
GAAP weighted-average shares used to compute net loss per share, basic and diluted	46,783	40,521	44,309	39,913
Potentially dilutive shares	2,267	—	2,073	—
Non-GAAP diluted weighted-average shares used to compute non-GAAP net income (loss) per share	49,050	40,521	46,382	39,913